PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
Three Lincoln Centre	Investor Relations
5430 LBJ Freeway, Suite 1700	Tel. 972-233-1700
Dallas, Texas 75240

COMPX ANNOUNCES A SPECIAL DIVIDEND OF $1.75 PER SHARE
PAYABLE IN AUGUST 2022

DALLAS, TEXAS . . . August 9, 2022 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared a special cash dividend of $1.75 per share on its class A common stock, payable on August 30, 2022 to stockholders of record at the close of business on August 22, 2022. This special dividend is in addition to CompX’s previously announced regular quarterly cash dividend of $0.25 per share that is payable on September 13, 2022 to stockholders of record at the close of business on September 1, 2022.

CompX is committed to balancing investment in the growth of its business with stockholder distributions.  CompX’s strong balance sheet, healthy cash flow and disciplined capital investment strategy has provided this opportunity to return additional cash to our stockholders in 2022 while maintaining financial strength and flexibility to continue to invest in our business over the long term.

CompX is a leading manufacturer of security products and recreational marine components.